Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Kanwardev Raja Singh Bal, certify that:

1.                                      I have reviewed this quarterly report on Form 10-Q of GT Advanced Technologies Inc.;

2.                                      Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June17, 2014

/s/ KANWARDEV RAJA SINGH BAL
Kanwardev Raja Singh Bal
Vice President and Chief Financial Officer